EXHIBIT 5.1

                              [CALDIVE INTERNATIONAL LETTERHEAD]

             May 21, 1998

             Cal Dive International, Inc.
             400 N. Sam Houston Parkway E.
             Suite 400
             Houston, Texas 77060

             Gentlemen:

                        I am acting as General Counsel for Cal Dive
             International, Inc., a Minnesota corporation (the "Company"), and give this opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,867,070 shares of the Company's common stock, no par value per share (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-1 (Registration No. 333-50751) (the "Registration Statement") relating thereto filed with the U.S. Securities and Exchange Commission.

                        In connection therewith, I have examined originals or
             copies certified or otherwise identified to my satisfaction of the Amended and Restated Articles of incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

                        I have assumed the authenticity and completeness of all
             records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies; the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

                        Based on the foregoing examination, I am of the opinion
             that the 2,867,070 shares of Common Stock (including the 373,966 shares subject to the underwriters' over-allotment option)
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             Cal Dive International, Inc.
             May 21, 1998
             Page 2

             proposed to be sold by certain holders of securities of the Company have been duly and validly issued, and are fully paid and nonassessable.

                        I hereby consent to the filing of this opinion as an
             exhibit to the Registration Statement and to the references to me under the caption "Legal Opinions" in the Prospectus included as part of the Registration Statement.

                                                          Very truly yours,

                                                          /s/Andrew C. Becher
                                                       -------------------------
                                                          Andrew C. Becher
                                                          Senior Vice President
                                                          and General Counsel

             ACB:sg